UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 26, 2024

Date of Report (Date of earliest event reported)

Avangrid, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	001-37660	14-1798693
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

(207) 629-1190

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 26, 2024, Avangrid, Inc. (“Avangrid” or the “Company”) held its 2024 annual meeting of the shareholders of Avangrid (the “Annual Meeting”). On August 20, 2024, Avangrid filed with the Securities and Exchange Commission a definitive proxy statement (as supplemented to date, the “Proxy Statement”) and related materials pertaining to the Annual Meeting, which describe in detail the proposals submitted to shareholders at the Annual Meeting. As of the close of business on August 19, 2024, the record date for the Annual Meeting, 387,010,149 shares of Avangrid common stock were issued and outstanding and entitled to vote at the Annual Meeting. 379,407,276 shares of Avangrid common stock were represented in person or by proxy at the Annual Meeting and, therefore, a quorum was present.

The number of votes cast for or against, as well as abstentions and broker non-votes (if any), with respect to each proposal are set out below.

Proposal One: A proposal to approve the adoption of the Agreement and Plan of Merger, dated as of May 17, 2024 (the “Merger Agreement”), by and among Iberdrola, S.A. (“Iberdrola”), Arizona Merger Sub, Inc. (“Merger Sub”) and Avangrid. The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into Avangrid, with Avangrid continuing as the surviving corporation and a wholly owned subsidiary of Iberdrola. Proposal One requires the affirmative vote of: (1) the holders of a majority of all outstanding shares of Avangrid common stock (“Vote 1”), (2) the holders of a majority of all outstanding shares of Avangrid common stock held by Avangrid’s shareholders other than Iberdrola, its subsidiaries, and their controlled affiliates (“Vote 2”), and (3) the holders of a majority of all outstanding shares of Avangrid common stock other than Iberdrola, Merger Sub, their affiliates, any members of the board of Avangrid who are employed by Iberdrola or its affiliates, any officer of Avangrid and any family members, affiliates or associates of the foregoing (“Vote 3”).

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Vote 1	355,824,448	4,032,162	14,640,342	4,910,324
Vote 2	40,165,091	4,032,162	14,640,342	4,910,324
Vote 3	39,995,667	4,032,162	14,640,342	4,910,324

Proposal Two: A proposal to elect the following nominees to Avangrid’s board of directors to serve until the 2025 annual meeting of the shareholders and until their successors are duly elected and qualified.

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Ignacio S. Galán	369,662,525	4,834,427	0	4,910,324
John Baldacci	370,486,287	4,010,674	0	4,910,324
Daniel Alcain Lopéz	370,947,638	3,549,314	0	4,910,324
Pedro Azagra Blázquez	372,388,746	2,108,206	0	4,910,324
María Fátima Báñez García	370,051,675	4,445,277	0	4,910,324
Agustín Delgado Martín	370,896,499	3,600,453	0	4,910,324
Robert Duffy	370,484,468	4,012,484	0	4,910,324
Teresa Herbert	370,540,212	3,956,740	0	4,910,324
Patricia Jacobs	368,218,416	6,278,536	0	4,910,324
John Lahey	365,105,804	9,391,148	0	4,910,324
Santiago Martínez Garrido	370,946,924	3,550,028	0	4,910,324
José Sáinz Armada	360,370,503	14,126,449	0	4,910,324
Alan Solomont	369,752,745	4,744,207	0	4,910,324
Camille Joseph Varlack	370,481,754	4,015,198	0	4,910,324

Proposal Three: A proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
376,693,369	460,990	2,252,917	0

Proposal Four: A non-binding advisory proposal to approve the compensation of Avangrid’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
365,258,638	7,183,135	2,055,179	4,910,324

Proposal Five: A proposal to adjourn the Annual Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
369,203,672	3,290,481	2,002,799	4,910,324

Based on the foregoing votes, Ignacio S. Galán, John Baldacci, Daniel Alcain Lopéz, Pedro Azagra Blázquez, María Fátima Báñez García, Agustín Delgado Martín, Robert Duffy, Teresa Herbert, Patricia Jacobs, John Lahey, Santiago Martínez Garrido, José Sáinz Armada, Alan Solomont and Camille Joseph Varlack were elected as directors, and Proposals One, Three, Four and Five were approved. Adjournment of the Annual Meeting was deemed not necessary or appropriate and therefore the Annual Meeting was not adjourned to another date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2024	AVANGRID, INC.

	By:	/s/ R. Scott Mahoney
	Name:	R. Scott Mahoney
	Title:	Senior Vice President – General Counsel and Corporate Secretary